Pricing Supplement No.             c03-1216
Pricing Supplement Dated:          December 16, 2003
Rule 424(b)(3)
File No.                           333-106272
(To Prospectus Supplement Dated September 22, 2003 and
Prospectus Dated June 30, 2003)
$5,000,000,000
Citigroup Global Markets Holdings Inc.
Retail Medium-Term Notes, Series C
Due Nine Months or More From Date of Issue
Trade Date:                        December 16, 2003
Issue Date:                        December 19, 2003
Form of Note:                      Global/Book-Entry Only
Calculation Agent:                 Citibank
Purchasing Agent: Citigroup, acting as principal




Minimum Denominations/Increments:  $1,000

Settlement Date:                   December 19, 2003

Following Business Day Convention

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CUSIP:                             17307XBF7
Aggregate Principal Amount:        USD 2,103,000.00
Price to Public:                   100%
Concession:                        1.0000%
Net Proceeds to Issuer:            USD 2,081,970.00
Interest Rate (per annum):         3.5000%
Coupon Type:                       FIXED
Interest Payment Frequency:        Monthly
First Interest Payment Date:       January 15, 2004
Maturity Date:                     December 15, 2008
Survivor's Option:                 Yes
Product Ranking:                   Senior Unsecured
Redemption Information:            Not Callable



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CUSIP:                             17307XBG5
Aggregate Principal Amount:        USD 11,080,000.00
Price to Public:                   100%
Concession:                        1.7000%
Net Proceeds to Issuer:            USD 10,891,640.00
Interest Rate (per annum):         5.2000%
Coupon Type:                       FIXED
Interest Payment Frequency:        Monthly
First Interest Payment Date:       January 15, 2004
Maturity Date:                     December 15, 2015
Survivor's Option:                 Yes
Product Ranking:                   Senior Unsecured
Redemption Information:            Subject to redemption
at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning
December 15, 2005, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.


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CUSIP:                             17307XBH3
Aggregate Principal Amount:        USD 23,199,000.00
Price to Public:                   100%
Concession:                        2.0000%
Net Proceeds to Issuer:            USD 22,735,020.00
Interest Rate (per annum):         5.1250%
Coupon Type:                       STEP-UP
Interest Payment Frequency:        Semiannual
First Interest Payment Date:       June 15, 2004
Maturity Date:                     December 15, 2018
Survivor's Option:                 Yes
Product Ranking:                   Senior Unsecured
Redemption Information:            Subject to redemption
at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning
December 15, 2006, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.

Other Information: Steps: 5.125% (12/19/03), 5.625% (12/15/08), 6.5% (12/15/13)

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CUSIP:                             17307XBJ9
Aggregate Principal Amount:        USD 7,891,000.00
Price to Public:                   100%
Concession:                        2.5000%
Net Proceeds to Issuer:            USD 7,693,725.00
Interest Rate (per annum):         5.6000%
Coupon Type:                       FIXED
Interest Payment Frequency:        Quarterly
First Interest Payment Date:       March 15, 2004
Maturity Date:                     December 15, 2023
Survivor's Option:                 Yes
Product Ranking:                   Senior Unsecured
Redemption Information:            Subject to redemption
at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning
December 15, 2007, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.